Exhibit 3.2
BYLAWS
OF
GLEACHER & COMPANY, INC.
(Effective May 27, 2010)
1. OFFICES
     1.1 Registered Office
          The initial registered office of the Corporation shall be in Wilmington, Delaware, and the initial registered agent in charge thereof shall be The Corporation Trust Company located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.
     1.2 Other Offices
          The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as may be necessary or useful in connection with the business of the Corporation.
2. MEETINGS OF STOCKHOLDERS
     2.1 Place of Meetings
          All meetings of the stockholders shall be held at such place as may be fixed from time to time by the Board of Directors.
     2.2 Annual Meetings
          The Corporation shall hold annual meetings of stockholders on such date and at such time as shall be designated from time to time by the Board of Directors, at which meetings stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
     2.3 Special Meetings
          Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the Chairman of the Board, by resolution of the Board of Directors, by the Chief Executive Officer, by the President or by the Secretary. Special meetings of stockholders shall be held at such place as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting. At any special meeting only such business may be transacted which is related to the purpose or purposes set forth in the notice or waiver of notice of the meeting.
     2.4 Notice of Meetings
          Whenever stockholders are required or permitted to take any action at a meeting, written notice shall be given stating the place, date and hour of the meeting and, unless it is the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting. Notice of a special meeting shall also state the purpose or purposes for which the meeting is called. If, at any meeting, action is proposed to be taken which would, if taken, entitle stockholders fulfilling the requirements of Sections 253 or 262 of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) to receive payment for their shares, the notice of such meeting shall include a statement of that purpose and to that effect and shall be accompanied by a copy of said Sections 253 or 262 or an outline of its material terms. A copy of the notice of any meeting shall be given, personally or by mail, not less than ten nor more than fifty days before the date of the meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice is given when deposited in the United States mail, with postage thereon prepaid, directed to the stockholder at his address as it appears on the record of stockholders, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address.
          When a meeting is adjourned to another time or place, unless the bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the board of directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the Delaware General Corporation Law, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
     2.5 Waivers of Notice
          Notice of meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting. Whenever the giving of any notice is required by statute, the certificate of incorporation of the Corporation (which shall include any amendments thereto and shall be hereinafter referred to as so amended as the “Certificate of Incorporation”) or these bylaws, a waiver thereof, in writing and delivered to the Corporation, signed by the person or persons entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a stockholder at a meeting shall constitute a waiver of notice (a) of such meeting, except when the stockholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) (if it is a special meeting) of consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the stockholder objects to considering the matter at the beginning of the meeting.

     2.6 Business at Special Meetings
          Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice (except to the extent that such notice is waived or is not required as provided in the Delaware General Corporation Law or these bylaws).
     2.7 List of Stockholders
          A list of stockholders as of the record date, certified by the corporate officer responsible for its preparation or by a transfer agent, shall be produced at any meeting of stockholders upon the request thereat or prior thereto of any stockholder. If the right to vote at any meeting is challenged, the inspectors of election, or person presiding thereat, shall require such list of stockholders to be produced as evidence of the right of the persons challenged to vote at such meeting, and all persons who appear from such list to be stockholders entitled to vote thereat may vote at such meeting.
     2.8 Quorum at Meetings
          Stockholders may take action on a matter at a meeting only if a quorum exists with respect to that matter. Except as otherwise provided by the Delaware General Corporation Law, the holders of a majority of the shares entitled to vote at the meeting, and who are present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. Where a separate vote by a class or classes is required, the holders of a majority of the outstanding shares of such class or classes, who are present in person or represented by proxy, shall constitute a quorum entitled to take action on that matter. Once a share is represented for any purpose at a meeting (other than solely to object (a) to holding the meeting or transacting business at the meeting, or (b) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time and at any such adjourned meeting at which the requisite amount of voting stock shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
     2.9 Proxies
          Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.
          Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided in this section. The authority of the holder of a proxy to act shall not be revoked by the incompetence or death of the stockholder who executed the proxy unless, before the authority is exercised, written notice of an adjudication of such incompetence or of such death is received by the corporate officer responsible for maintaining the list of stockholders.
          Except when other provision shall have been made by written agreement between the parties, the record holder of shares which he holds as pledgee or otherwise as security or which belong to another, shall issue to the pledgor or to such owner of such shares, upon demand therefore and payment of necessary expenses thereof, a proxy to vote or take other action thereon.
          A stockholder shall not sell his vote or issue a proxy to vote to any person for any sum of money or anything of value, except as authorized in this section and Section 218 of the Delaware General Corporation Law.
          A proxy which is entitled “irrevocable proxy” and which states that it is irrevocable, is irrevocable when it is held by any of the following or a nominee of any of the following:
          (1) A pledgee;
          (2) A person who has purchased or agreed to purchase the shares;
          (3) A creditor or creditors of the Corporation who extend or continue credit to the Corporation in consideration of the proxy if the proxy states that it was given in consideration of such extension or continuation of credit, the amount thereof, and the name of the person extending or continuing credit;
          (4) A person who has contracted to perform services as an officer of the Corporation, if a proxy is required by the contract of employment, if the proxy states that it was given in consideration of such contract of employment, the name of the employee and the period of employment contracted for;
          (5) A person designated by or under an agreement under paragraph (c) of said Section 218.
          Notwithstanding a provision in a proxy stating that it is irrevocable, the proxy becomes revocable after the pledge is redeemed, or the debt of the Corporation is paid, or the period of employment provided for in the contract of employment has terminated, or the agreement under paragraph (c) of said Section 218 has terminated; and, in a case provided for in subparagraph (3) or (4) above, becomes revocable three years after the date of the proxy or at the end of the period, if any, specified therein, whichever period is less, unless the period of irrevocability is renewed from time to time by the execution of a new irrevocable proxy as provided in this section. This paragraph does not affect the duration of a proxy under the second paragraph of this section.
          A proxy may be revoked, notwithstanding a provision making it irrevocable, by a purchaser of shares without knowledge of the existence of the provision unless the existence of the proxy and its irrevocability is noted conspicuously on the face or back of the certificate representing such shares.
     2.10 Required Vote
          When a quorum is present at any meeting of stockholders, all matters shall be determined, adopted and approved by the affirmative vote (which need not be by ballot) of the holders of a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon, unless the proposed action is one upon which, by express provision of the Delaware General Corporation Law or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Where a separate vote by a class or classes is required, the affirmative vote of the holders of a majority of the shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless the proposed action is one upon which, by express provision of statutes or of the Certificate of Incorporation, a different vote is specified and required, in which case such express provision shall govern and control the decision of such question. Notwithstanding the foregoing, directors shall be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election.
     2.11 Action Without a Meeting
          Whenever stockholders are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
     2.12 Notice of Stockholder Business and Nominations
(A)	Annual Meeting of Stockholders.
(1)	Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of paragraph (A) of this Section 2.12 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2)	For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (b) of paragraph (A)(1) of this Section 2.12, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action under the Delaware General Corporation Law. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

(3)	Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.12 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 80 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this paragraph (A)(2) of this Section 2.12 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(B)	Special Meeting of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this paragraph (B) and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice as required by paragraph (A)(2) of this Section 2.12 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.
(C)	General.
(1)	Only persons who are nominated in accordance with the procedures set forth in this Section 2.12 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.12.

(2)	Except as otherwise provided by law, the Certificate of Incorporation or this Section 2.12, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.12 and, if any proposed nomination or business is not in compliance with this Section 2.12, to declare that such defective proposal or nomination shall be disregarded.

(3)	Notwithstanding the foregoing provisions of this Section 2.12, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.12. Nothing in this Section 2.12 shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances or to consent to specific actions taken by the Corporation.
          2.13 Inspectors of Votes
          The Board of Directors, in advance of any stockholders’ meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at a stockholders’ meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.
          The inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them shall be prima facie evidence of the facts stated and of the vote as certified by them.
          Unless appointed by the Board of Directors or requested by a stockholder, as above provided in this section, inspectors shall be dispensed with at all meetings of stockholders.
3. DIRECTORS
     3.1 Powers
          The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things, subject to any limitation set forth in the Certificate of Incorporation or as otherwise may be provided in the Delaware General Corporation Law.
     3.2 Number, Election and Term
          Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the entire Board of Directors, but shall consist of not more than fifteen (15) nor less than the minimum number required by law.
          Subject to the rights of holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, at each annual meeting of stockholders, directors elected at such annual meeting shall hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified.
     3.3 Resignations
          Any director of the Corporation may resign at any time by giving written notice to the Board of Directors, the Chief Executive Officer, the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, if any, or if no time is specified therein, then upon receipt of such notice by the addressee; and, unless otherwise provided therein, the acceptance of such resignation shall not be necessary to make it effective.
     3.4 Removal of Directors
          Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, any director may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding voting stock, voting together as a single class. For purposes of these bylaws, “voting stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors.
     3.5 Newly Created Directorships and Vacancies
          Subject to the rights of the holders of shares of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors in accordance with these bylaws, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the next meeting of stockholders at which the election of directors is in the regular order of business and until such director’s successor shall have been duly elected and qualified
     3.6 Meetings
          3.6.1 Regular Meetings
          Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
          3.6.2 Annual Meeting
          The newly elected Board of Directors shall meet immediately following the adjournment of the annual meeting of stockholders in each year at the same place and no notice of such meeting shall be necessary.
          3.6.2 Special Meetings
          Special meetings may be called at any time by the Chairman of the Board, Chief Executive Officer, President or Secretary, or by resolution of the Board of Directors. Special meetings shall be held at such places as shall be fixed by the person or persons calling the meeting and stated in the notice or waiver of notice of the meeting.
          Special meetings of the Board of Directors shall be held upon notice to the directors. Notice of a special meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.
          Unless waived, notice of each special meeting of the Board of Directors, stating the time and place of the meeting, shall be given to each director by delivered letter, by telegram or by personal communication either over the telephone, by electronic communication or otherwise, in each such case not later than the second day prior to the meeting, or by mailed letter deposited in the United States mail with postage thereon prepaid not later than the seventh day prior to the meeting. Notices of special meetings of the Board of Directors and waivers thereof need not state the purpose or purposes of the meeting.
          3.6.3 Telephone Meetings
          A member of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.
          3.6.4 Action Without Meeting
          Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission and the writing or writings and transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.
          3.6.5 Waiver of Notice of Meeting
          A director may waive any notice required by the Delaware General Corporation Law, the Certificate of Incorporation or these bylaws before or after the date and time stated in the notice. Except as set forth below, the waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for inclusion in the minute book. Notwithstanding the foregoing, a director’s attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
     3.7 Quorum and Vote at Meetings
          At all meetings of the Board, a quorum of the Board of Directors consists of the presence of a majority of the total number of directors constituting the entire Board of Directors. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Delaware General Corporation Law, the Certificate of Incorporation or these bylaws.
     3.8 Compensation
          Directors shall receive such fixed sums and expenses of attendance for attendance at each meeting of the Board of Directors or of any committee and such salary as may be determined from time to time by the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

     3.9 Committees
          (a) The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an Executive Committee and other committees, each of which shall (i) operate by a written charter setting forth the authority and responsibility of such committee, (ii) consist of two or more directors, and (iii) to the extent provided in the resolution, have all the authority of the Board of Directors, except that no such committee shall have authority as to the following matters:
(1)	the submission to stockholders of any action that needs stockholders’ approval under the Delaware General Corporation Law;

(2)	the filling of vacancies in the Board of Directors or in any committee;

(3)	the fixing of compensation of the directors for serving on the Board of Directors or on any committee;

(4)	the amendment or repeal of the bylaws, or the adoption of new bylaws; or

(5)	the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amenable or repealable.
          The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee. Each such committee shall serve at the pleasure of the Board of Directors.
          Regular meetings of any such committee shall be held at such times and places as shall from time to time be fixed by such committee, and no notice thereof shall be necessary. Special meetings may be called at any time by any officer of the Corporation or any member of such committee. Notice of each special meeting of each such committee shall be given (or waived) in the same manner as notice of a special meeting of the Board of Directors. A majority of the members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at the time of the vote, if a quorum is present at such time, shall be the act of the committee.
          (b) Audit Committee
          There shall be an Audit Committee of the Board of Directors which shall serve at the pleasure of the Board of Directors and be subject to its control. Members shall be appointed by the Board of Directors. The committee shall appoint and/or discharge the Corporation’s independent auditors, shall oversee, review and approve the scope and plan of the annual audit, shall review the results of such audit, and shall perform such other duties as may be lawfully delegated to it from time to time by the Board of Directors.
          (c) Executive Compensation Committee
          There shall be an Executive Compensation Committee of the Board of Directors, which will serve at the pleasure of the Board of Directors and be subject to its control. Members shall be appointed by the Board of Directors. The Committee shall approve the compensation of the executive officers of the Company, and shall have such other duties as may be lawfully delegated to it from time to time by the Board of Directors.
          (d) Committee on Directors and Corporate Governance
          There shall be a Committee on Directors and Corporate Governance of the Board of Directors, which will serve at the pleasure of the Board of Directors and be subject to its control. Members shall be appointed by the Board of Directors. The Committee shall approve all Board of Director nominations, develop and recommend corporate governance guidelines to be adopted by the Board of Directors and shall have such other duties as may be lawfully delegated to it from time to time by the Board of Directors.
     3.10 Interested Directors
          No contract or other transaction between the Corporation and one or more of its directors, or between the Corporation and any other corporation, firm, association or other entity in which one or more of the Corporation’s directors are directors or officers, or have a substantial financial interest, shall be either void or voidable for this reason alone or by reason alone that such director or directors are present at the meeting of the Board of Directors, or of a committee thereof, which approves such contract or transaction, or that his or their votes are counted for such purpose.
          (1) If the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the Board of Directors or committee, and the Board of Directors or committee approves such contract or transaction by a vote sufficient for such purpose without counting the vote of such interested director or, if the votes of the disinterested directors are insufficient to constitute an act of the Board of Directors as defined in Section 141(b) of the Delaware General Corporation Law, by unanimous vote of the disinterested directors; or
          (2) If the material facts as to such director’s interest in such contract or transaction and as to any such common directorship, officership or financial interest are disclosed in good faith or known to the stockholders entitled to vote thereon, and such contract or transaction is approved by vote of such stockholders.
          Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which approves such contract or transaction.

4. OFFICERS
     4.1 Election or Appointment; Number
          The officers of the Corporation shall be elected or appointed by the Board of Directors. The officers shall be a Chief Executive Officer, a Chief Operating Officer, a President, a Chief Financial Officer, a Secretary, a Treasurer, and such number of Vice Presidents, Assistant Secretaries and Assistant Treasurers, and such other officers, in each case as the Board of Directors may from time to time determine. Any person may hold two or more offices at the same time, except the offices of Chief Executive Officer and Secretary. Any officer may, but no officer need, be chosen from among the Board of Directors.
     4.2 Term
          Subject to the provisions of Section 4.3 hereof, all officers shall be elected or appointed to hold office for the term for which he is elected or appointed or until his death and until his successor has been elected or appointed and qualified.
          The Board of Directors may require any officer to give security for the faithful performance of his duties.
     4.3 Removal
          Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.
          The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights.
     4.4 Authority
          The Chief Executive Officer shall be the chief executive officer of the Corporation and shall direct the policy of the Corporation at the direction of the Board of Directors.
          The other officers shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them, respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.
5. CAPITAL STOCK
          5.1 Certificates of Stock
          Certificates representing shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to have a certificate (representing the number of shares registered in certificate form) which shall be signed by such officers of the Corporation as may be required under the Delaware General Corporation Law and such other officers of the Corporation, if any, as the Chairman of the Board of Directors, the Chief Executive Officer or the President shall determine and be sealed with the seal of the Corporation. Such seal may be a facsimile engraved or printed. There shall be entered upon the stock books of the Corporation the number of each certificate issued, the name of the person owning the shares represented thereby, the number of shares, and the date of issuance thereof.
          All outstanding certificates representing shares of common stock issued by the Corporation signed by the foregoing officers shall be deemed, for all purposes, duly issued by the Corporation and shall be honored as such.
          5.2 Transfer of Stock
          A stock book shall be kept at the principal office of the Corporation containing the names, alphabetically arranged, of all persons who are stockholders of the Corporation showing their places of residence, the number of shares of stock held by them, the time when they respectively became owners thereof, and the amount paid thereon. Transfers of shares of the stock of the Corporation shall be made only on the books of the Corporation by the holder of record thereof, or by his attorney thereunto duly authorized by a power of attorney executed in writing and filed with the Secretary, and upon the surrender of the certificate or certificates for such shares properly endorsed and accompanied by all necessary Federal and State stock transfer tax stamps. No stockholder, however, shall be entitled to any transfer of his stock in violation of any restrictions lawfully applicable thereto.
          5.3 Registered Holders
          The Corporation shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights or options stand on the record of stockholders, warrant holders, rights holders or option holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided otherwise by the statutes of the State of Delaware.
          5.4 New Certificates
          The Corporation may issue a new certificate for shares in the place of any certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond sufficient (in the judgment of the directors) to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the directors, it is proper so to do.

6. INDEMNIFICATION
     6.1 Indemnification
          Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the Corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided herein) procedures set forth in the Delaware General Corporation Law, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 6.2 hereof) only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 6.1 also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that, if and to the extent the Delaware General Corporation Law requires, the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6 or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate.
     6.2 Right of Claimant to Bring Action Against the Corporation
          If a claim under Section 6.1 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed or is otherwise not entitled to indemnification under Section 6.1 but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the Delaware General Corporation Law) to have made a determination prior to or after the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law shall not be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the claimant, an actual determination by the Corporation (in the manner provided under the Delaware General Corporation Law) after the commencement of such action that the claimant has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the claimant has not met the applicable standard of conduct.
     6.3 Non-exclusivity
          The rights to indemnification and advance payment of expenses provided by Section 6.1 hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.
     6.4 Insurance
          The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the Delaware General Corporation Law.
7. GENERAL PROVISIONS
     7.1 Books and Records
          The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its stockholders, Board of Directors and each committee thereof, if any, and shall keep at the office of the Corporation in the State of Delaware or at the office of its transfer agent or registered agent in the State of Delaware, a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof. Any of the foregoing books, minutes or records may be in written form or in any other form capable of being converted into written form within a reasonable time.
     7.2 Inspection of Books and Records
          Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office or at its principal place of business.
     7.3 Reserves
          The directors of the Corporation may set apart, out of the funds of the Corporation available for dividends, a reserve or reserves for any proper purpose and may abolish any such reserve.
     7.4 Execution of Instruments
          All checks, drafts or other orders for the payment of money, and promissory notes of the Corporation, shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
     7.5 Fiscal Year
          The fiscal year of the Corporation shall be the calendar year ending on each December 31.
     7.6 Seal
          The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.
     7.7 Pronouns
          All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or entity may require.
     7.8 When Notice or Lapse of Time Unnecessary; Notices Dispensed with when Delivery Is Prohibited
          Whenever, under the Delaware General Corporation Law or the Certificate of Incorporation of the Corporation or these bylaws or by the terms of any agreement or instrument, the Corporation or the Board of Directors or any committee thereof is authorized to take any action after notice to any person or persons or after the lapse of a prescribed period of time, such action may be taken without notice and without the lapse of such period of time, if at any time before or after such action is completed the person or persons entitled to such notice or entitled to participate in the action to be taken or, in the case of a stockholder, by his attorney in-fact, submit a signed waiver of notice of such requirements.
          Whenever any notice or communication is required or permitted to be given by mail, it shall, except as otherwise expressly provided in the Delaware General Corporation Law, be mailed to the person to whom it is directed at the address designated by him for that purpose or, if none is designated, at his last known address. Such notice or communication is given when deposited, with postage thereon prepaid, in a post office or official depository under the exclusive care and custody of the United States post office department. Such mailing shall be by first class mail except where otherwise required by the Delaware General Corporation Law.
     7.9 Amendments
          (a) By the Stockholders. Subject to the provisions of the Certificate of Incorporation and these bylaws, these bylaws may be altered, amended or repealed, or new bylaws adopted, at any special meeting of the stockholders if duly called for that purpose, or at any annual meeting, by the affirmative vote of a majority of the votes of the shares entitled to vote in the election of any directors. Sections 2.3, 2.12, 3.2, 3.4 and 3.5 of these bylaws shall not be amended or repealed, and no provision inconsistent therewith shall be adopted, by the stockholders, without the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding voting stock, voting together as a single class.
          (b) By the Board of Directors. Subject to the Delaware General Corporation Law, the Certificate of Incorporation and these bylaws, these bylaws may also be amended or repealed, or new bylaws adopted, by the Board of Directors.
     7.10 Section Headings and Statutory References
          The headings of the Articles and Sections of these bylaws have been inserted for convenience of reference only and shall not be deemed to be a part of these bylaws.